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                                                                      EXHIBIT 11

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

      (Dollar amounts in thousands, except share per share data)

                                         THREE MONTHS ENDED                  NINE MONTHS ENDED
                                   SEPTEMBER 30,    SEPTEMBER 30,     SEPTEMBER 30,   SEPTEMBER 30,
                                       2004             2003             2004             2003
                                   -------------    -------------     -------------   -------------
1. Net income                       $     1,763      $    2,028         $    5,083    $       5,527
                                    ===========      ==========         ==========    =============

2. Weighted average
   common shares outstanding          2,998,563       2,981,250          2,991,203        2,976,846

3. Common stock equivalents
   due to dilutive effect of
   stock options                        124,676         139,317            129,610          122,883
                                    -----------      ----------         ----------    -------------

4. Total weighted average
   common shares and equivalents
   outstanding                        3,123,239       3,120,567          3,120,813        3,099,729
                                    ===========      ==========         ==========    =============

5. Basic earnings per share         $       .59      $      .68         $     1.70    $        1.86
                                    ===========      ==========         ==========    =============

6. Diluted earnings per share       $       .56      $      .65         $     1.63    $        1.78
                                    ===========      ==========         ==========    =============

All share and per share amounts have been adjusted for a three for two stock split declared October 21, 2003

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